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Exhibit 21

CARLISLE COMPANIES INCORPORATED

Subsidiaries of the Registrant

Carlisle Companies Incorporated (Registrant)

Domestic Subsidiaries	State of Incorporation
Carlisle China Coatings & Waterproofing, Inc.	Delaware
Carlisle China Stainless Equipment, Inc.	Delaware
Carlisle Coatings & Waterproofing Incorporated	Delaware
Carlisle Corporation	Delaware
Carlisle Engineered Products, Inc.	Delaware
Carlisle Flight Services, Inc.	Delaware
Carlisle FoodService Products Incorporated	Delaware
Carlisle Insurance Company	Vermont
Carlisle Intangible Company	Delaware
Carlisle International, Inc.	Delaware
Carlisle Internet Sales Company	Delaware
Carlisle Management Company	Delaware
Carlisle Power Transmission Products, Inc.	Nevada
Carlisle Process Systems, Inc.	Delaware
Carlisle Roofing Systems, Inc.	Delaware
Carlisle SPV, Inc.	Delaware
Carlisle SynTec Incorporated	Delaware
Carlisle Tire & Wheel Company	Delaware
Hartstone, Inc. (d/b/a Carlisle Home Products)	Delaware
Johnson Truck Bodies, Inc.	Wisconsin
Kenro Incorporated	Delaware
Motion Control Industries, Inc.	Delaware
Tensolite Company	Delaware
Trail King Industries, Inc.	South Dakota
Versico Incorporated	Delaware
Walker Stainless Equipment Company, Inc.	Delaware

Foreign Subsidiaries	Jurisdiction
Beijing Carlisle Waterproofing Materials Ltd.	China
Carlisle Asia Pacific Limited	Hong Kong
Carlisle C.O.G. GmbH	Germany
Carlisle China Coatings & Waterproofing	Delaware
Carlisle Corporation of Canada Ltd.	Canada
Carlisle Europe BV	Netherlands
Carlisle Europe Off-Highway BV	Netherlands
Carlisle Europe On-Highway BV	Netherlands
Carlisle Financial Services BV	Netherlands
Carlisle FoodService Europe BV	Netherlands
Carlisle Foreign Sales Corp.	Virgin Islands
Carlisle Friesland BV	Netherlands
Carlisle Hardcast Europe BV	Netherlands
Carlisle Holding Ltd.	United Kingdom
Carlisle Holdings ApS	Netherlands
Carlisle Mexico, S.A. DE C.V.	Mexico
Carlisle Process Systems A/S	Denmark
Carlisle Process Systems BV	Netherlands
Carlisle Process Systems GmbH	Germany
Carlisle Process Systems Ltd.	United Kingdom
Carlisle Process Systems Limited	New Zealand
Carlisle Producto S. De R.I. De C.V.	Mexico
Carlisle Servicio S. De R.I. De C.V.	Mexico
Carlisle Spring Brake S. De R.I. De C.V.	Mexico
Carlisle Tire & Wheel Company of Canada, Ltd.	Canada
Carlisle Tire & Rubber (Free Zone) Limited	Trinidad
Damrow A/S	Denmark
DynAir of Canada Ltd.	Canada
Extract Technology Limited	United Kingdom
Hardcast France	France
Icopal A/S	Denmark
Icopal Holding, A/S	Denmark
Innovative Engineering Limited	New Zealand
Japan Power Brakes	Japan
Lander Carlisle Holding, Ltd.	United Kingdom
Lander Carlisle Ltd.	United Kingdom
Pharmaceutical Biotech Systems Ltd.	United Kingdom
Pharmaspace, Ltd.	United Kingdom
Pulidora, SA de C.V.	Mexico
Scherping Systems of Denmark ApS	Denmark
Shanghai Carlisle Stainless Equipment Co. Ltd.	China
Techdania Invest ApS	Denmark
Trail King SA de CV	Mexico

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CARLISLE COMPANIES INCORPORATED